EXHIBIT 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS SECOND QUARTER 2015 OPERATING RESULTS

Santa Clara, Calif.—July 29, 2015—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the second quarter of 2015.

Results for the three months ended June 30, 2015:

•	Reported revenue growth of 4.1% and 7.9% on a constant currency basis.

•	Total revenue was $89.0 million, compared to $85.4 million in second quarter of 2014.

•
GAAP net income was $7.0 million, or $0.08 per diluted share, as compared to a GAAP net loss of $0.9 million, or $0.01 per diluted share, in the second quarter of 2014, an increase of $7.9 million or $0.09 per diluted share.

•
Non-GAAP net income was $10.5 million, or $0.12 per diluted share, compared to a non-GAAP net income of $5.2 million, or $0.07 per diluted share, for the second quarter of 2014. Please refer to "Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss)" for a reconciliation of these GAAP and non-GAAP financial measures.

•	The Company announced the acquisition of Eureka Genomics for $15 million in an all cash transaction.

•	Net proceeds of $19.4 million were raised through an "at-the-market" offering.

•	Total balance in cash and cash equivalents was $119.6 million and senior debt was $21.0 million as of June 30, 2015.

Product revenue for the second quarter of 2015 was $79.9 million and service and other revenue was $9.1 million. This compares to product revenue of $75.9 million and service and other revenue of $9.6 million in the second quarter of 2014. Product revenue for the second quarter of 2015 included consumable revenue of $76.1 million and instrument revenue of $3.8 million. Product revenue for the second quarter of 2014 included consumable revenue of $72.6 million and instrument revenue of $3.3 million.

Total GAAP gross margin was 64%, as compared to 57% in the same period of 2014. Excluding non-GAAP adjustments such as the amortization of acquired intangible assets, non-GAAP gross margin for the second quarter of 2015 was 65% compared to 61% in the same period of 2014. This improvement was driven by higher utilization rates in our manufacturing plants as well as favorable product mix in the quarter. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Gross Margin" for a reconciliation of these GAAP and non-GAAP financial measures.

For the second quarter of 2015, operating expenses were $48.6 million on a GAAP basis as compared to $49.1 million in the same period of 2014. Excluding non-GAAP adjustments, such as the amortization of acquired intangible assets, non-GAAP operating expenses for the second quarter of 2015 were $46.4 million, compared to an adjusted total of $46.2 million in the same period of 2014. Operating expenses remained flat as targeted investments in the business were offset by lower amortization and depreciation and reduced legal expenses. Please refer to the "Itemized Reconciliation Between GAAP and Non-GAAP Operating Expenses" for a reconciliation of these GAAP and non-GAAP financial measures.

“We generated topline growth of 8% on a constant currency basis in the second quarter driven by continued momentum in our clinical business and solid performance in our eBioscience business,” stated Frank Witney, President and CEO.

“We reiterate our guidance for full year revenue growth in the mid-single digit range on a constant currency basis and we are raising our adjusted EBITDA guidance from a range of 16-18% to 17-19% for 2015.”

Recent developments:

•
The Company announced the acquisition of Eureka Genomics for $15 million in an all cash transaction. Eureka Genomics has developed proprietary, low-to mid-plex, high throughput genotyping assays that use next-generation sequencing (NGS) platforms for signal readout. These assays enable the cost-effective detection of hundreds to thousands of genetic markers which are increasingly in demand for routine agrigenomic testing of both crops and animals.

•
Affymetrix, BioRealm LLC, and RUCDR Infinite Biologics announced a broad strategic alliance. This alliance will leverage BioRealm's SmokeScreen® platform to genotype the National Institute on Drug Abuse (NIDA) biorepository of more than 50,000 samples, collected from human subjects studied in NIDA-funded research. NIDA preserves these samples in a biorepository at RUCDR Infinite Biologics, on the campus of Rutgers University. The biorepository is maintained by RUCDR Infinite Biologics and in part through collaboration with the BioProcessing Solutions Alliance which was created by RUDCR Infinite Biologics and BioStorage Technologies, the global leader in comprehensive sample management.

•
Riccardo Pigliucci has been appointed to the company’s board of directors effective May 13, 2015. Mr. Pigliucci will serve as a member of the Compensation Committee. Mr. Pigliucci has served as the Managing Partner of Aldwych Associates, LLP, a management and technology consulting partnership since 2006. Prior to joining Aldwych Associates, Mr. Pigliucci was Chairman and Chief Executive Officer of Discovery Partners International (DPI), a supplier of equipment and services to the drug discovery market.

Affymetrix will host a conference call on Wednesday, July 29, 2015 at 2:00 p.m. PT to review its operating results for the second quarter of 2015. A live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (877) 407-8291, international: (201) 689-8345.
A replay of this call will be available from 5:00 p.m. PT on July 29, 2015 until 8:00 p.m. PT on August 5, 2015 at the following numbers: domestic: (877) 660-6853, international: (201) 612-7415. The conference call passcode to access the replay is 13613606. An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.
About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic and biotechnology companies, as well as leading academic, government and nonprofit research institutes. More than 2,300 systems have been shipped around the world and more than 94,500 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, California, and has manufacturing facilities in Cleveland, Ohio, San Diego, California, Singapore and Vienna, Austria. The Company has about 1,200 employees worldwide and maintains sales and distribution operations across Europe, Asia and Latin America.
All statements in this press release that are not historical in nature, are predicative in nature or that depend upon or refer to future events or conditions are "forward-looking statements" within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These include statements regarding our strategic initiatives, market expectations, integration of and synergies related to eBioscience, anticipated product and revenue growth, financial strength and regulatory environment, as well as all other "expectations," "beliefs," "hopes," "intentions," "strategies" and words of similar import and the negatives thereof. Such statements are based on our current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. We cannot assure you that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, those discussed in “Risk Factors” contained in Part I, Item

1A of our Annual Report on Form 10-K for the year ended December 31, 2014. These forward-looking statements speak only as of the date of the press release. Unless required by law, we do not undertake to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
In addition to providing financial measures based on generally accepted accounting principles in the United States (GAAP), Affymetrix has disclosed in this press release its net income (loss) and net income (loss) per share as well as its total gross margin and operating expenses for the second quarter of 2015 and 2014 excluding specified items. Reconciliation of GAAP to Non-GAAP measures can be found in the tables included in this press release. Affymetrix has determined to disclose this financial information to investors because it believes it will be useful, as a supplement to GAAP measures, in comparing Affymetrix's operating performance in the second quarter of 2015 as compared to the prior-year period. These Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	June 30, 2015	December 31, 2014
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$119,597	$79,923
Accounts receivable, net	52,769	46,896
Inventories, net—short-term portion	54,030	50,676
Deferred tax assets—short-term portion	3,731	3,778
Prepaid expenses and other current assets	9,065	9,197
Total current assets	239,192	190,470
Property and equipment, net	20,861	18,087
Inventories, net—long-term portion	4,849	5,956
Goodwill	156,834	156,178
Intangible assets, net	107,920	106,183
Deferred tax assets—long-term portion	297	303
Other long-term assets	8,417	9,371
Total assets	$538,370	$486,548

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$45,882	$53,063
Current portion of long-term debt	4,000	4,000
Deferred revenue—short-term portion	8,128	9,210
Total current liabilities	58,010	66,273
Deferred revenue—long-term portion	2,348	2,372
4.00% notes	105,000	105,000
Term loan—long-term portion	16,950	18,950
Other long-term liabilities	20,601	21,626
Total liabilities	202,909	214,221
Stockholders’ equity:
Common stock	798	743
Additional paid-in capital	840,400	781,747
Accumulated other comprehensive income	(7,578)	(612)
Accumulated deficit	(498,159)	(509,551)
Total stockholders’ equity	335,461	272,327
Total liabilities and stockholders’ equity	$538,370	$486,548

Note 1:
The condensed consolidated balance sheet at December 31, 2014 has been derived from the audited consolidated financial statements at that date included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

AFFYMETRIX, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUE:
Product sales	$79,897	$75,880	$159,265	$149,576
Services and other	9,069	9,552	18,419	18,827
Total revenue	88,966	85,432	177,684	168,403
COSTS AND EXPENSES:
Cost of product sales	27,156	30,560	54,741	60,071
Cost of services and other	4,731	6,028	11,027	12,932
Research and development	12,911	12,882	25,032	24,517
Selling, general and administrative	35,642	36,266	71,074	74,828
Litigation settlement	—	—	—	5,100
Total costs and expenses	80,440	85,736	161,874	177,448
Income (loss) from operations	8,526	(304)	15,810	(9,045)
Other income (expense), net	275	1,418	(398)	1,711
Interest expense	1,471	1,623	2,953	3,377
Income (loss) before income taxes	7,330	(509)	12,459	(10,711)
Income tax provision	324	402	1,067	674
Net income (loss)	$7,006	$(911)	$11,392	$(11,385)

Basic net income (loss) per common share	$0.09	$(0.01)	$0.15	$(0.16)
Diluted net income (loss) per common share	$0.08	$(0.01)	$0.14	$(0.16)

Shares used in computing basic net income (loss) per common share	78,476	72,944	76,951	72,722
Shares used in computing diluted net income (loss) per common share	99,462	72,944	98,019	72,722

AFFYMETRIX, INC.
RESULTS OF OPERATIONS – NON-GAAP
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP net income (loss) - basic and diluted	$7,006	$(911)	$11,392	$(11,385)
Amortization of inventory fair value adjustment	—	1,770	—	4,666
Amortization of acquired intangible assets	3,448	4,298	6,946	8,680
Litigation settlement	—	—	—	5,100
Non-GAAP net income - basic and diluted	$10,454	$5,157	$18,338	$7,061

Non-GAAP basic net income per common share	$0.13	$0.07	$0.24	$0.10
Non-GAAP diluted net income per common share (Note 1)	$0.12	$0.07	$0.21	$0.10

Shares used in computing Non-GAAP basic net income per common share	78,476	72,944	76,951	72,722
Shares used in computing Non-GAAP diluted net income per common share (Note 2)	99,462	72,944	98,019	72,722

Note 1 - For non-GAAP diluted net income per common share calculations, exclude $1.2 million and $2.4 million, respectively, of interest expense for the three and six months ended June 30, 2015, related to the interest rate on the Company's 4.00% convertible senior notes, since these securities were dilutive.

Note 2 - Weighted average shares outstanding includes the dilutive effect, if any, of employee stock options, employee stock purchase plan, restricted stock awards, and convertible senior notes.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
GAAP total gross margin	$57,079	64%	$48,844	57%	$111,916	63%	$95,400	57%
Amortization of inventory fair value adjustment	—	—%	1,770	2%	—	—%	4,666	3%
Amortization of acquired intangible assets	1,247	1%	1,362	2%	2,515	1%	2,722	1%
Non-GAAP total gross margin	$58,326	65%	$51,976	61%	$114,431	64%	$102,788	61%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total GAAP operating expenses	$48,553	$49,148	$96,106	$104,445
Amortization of acquired intangible assets	(2,201)	(2,936)	(4,431)	(5,958)
Litigation settlement	—	—	—	(5,100)
Total Non-GAAP operating expenses	$46,352	$46,212	$91,675	$93,387

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP ADJUSTED EBITDA AS PERCENTAGE OF REVENUE

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
GAAP net income (loss)	$7,006	$(911)	$11,392	$(11,385)
Depreciation and amortization	5,340	7,808	10,855	16,527
Amortization of inventory fair value adjustment	—	1,770	—	4,666
Interest expense, net	1,468	1,607	2,969	3,331
Income tax provision	324	402	1,067	674
EBITDA	14,138	10,676	26,283	13,813

Adjustments to EBITDA:
Share-based compensation	3,224	3,128	7,287	6,272
(Gain) loss on foreign currency	(245)	103	931	335
Litigation charges	44	1,462	312	8,359
(Gain) loss on sales of securities	5	(1,255)	(54)	(1,240)
Other adjustments	(32)	(250)	(494)	(759)
Adjusted EBITDA	$17,134	$13,864	$34,265	$26,780

Revenue	$88,966	$85,432	$177,684	$168,403

Adjusted EBITDA as percentage of revenue	19%	16%	19%	16%